Exhibit 10.4(d)

Sydling Futures Management LLC 1285 Avenue of the Americas, 20th Floor New York, NY 10019

July 6, 2017

Ms. Brigid Rentoul

Winton Capital Management Limited

Re:         Cavendish Futures Fund LLC

Sydling WNT Master Fund LLC

Dear Ms. Rentoul:

The Trading Advisory Agreement (the “Agreement”) among the above named funds, Sydling Futures Management LLC and Winton Capital Management Limited expired June 30, 2017.  Please accept this letter as a renewal of the Agreement and all terms for an additional twelve months to expire on June 30, 2018.

Please acknowledge this renewal by signing below and returning to my attention at jennifer.magro@ubs.com.

Best regards,

/s/ Jennifer Magro
Jennifer Magro

ACKNOWLEDGED BY:

/s/ Brigid Rentoul
Signature

Brigid Rentoul
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